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                                                                    Exhibit 21.1
                   SUBSIDIARIES OF IMARX THERAPEUTICS, INC.

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
NAME OF SUBSIDIARY                                  JURISDICTION OF ORGANIZATION
------------------                                  ----------------------------
ImaRx Newco, Ltd.                                                        Bermuda

ImaRx Europe Limited                                           England and Wales